UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

Commission file number: 001-13337

STONERIDGE, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1598949
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9400 East Market Street, Warren, Ohio	44484
(Address of principal executive offices)	(Zip Code)

(330) 856-2443

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2016, the Company entered into amendments to the 2014 Performance Shares Agreement and the 2015 Performance Shares Agreement granted under the Company’s Amended and Restated Long-Term Incentive Plan (“LTIP”) to (i) George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer, and (ii) Thomas A. Beaver, Vice President of Stoneridge and President of Global Sales. Both Mr. Strickler and Mr. Beaver received LTIP grants approved by the Compensation Committee of the Company’s Board of Directors in 2014 and 2015. The grants were accepted by Mr. Strickler and Mr. Beaver by both individually entering into a 2014 Performance Shares Agreement and a 2015 Performance Shares Agreement.

The amendments to the 2014 Performance Shares Agreement and the 2015 Performance Shares Agreement for both Mr. Strickler and Mr. Beaver shortened the time period required for advanced notice of retirement in order for the performance shares of the grantee to be earned upon retirement from one year to 90 days. The Form of Amendment No. 1 to the 2014 Performance Shares Agreement and 2015 Performance Shares Agreement is filed as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Form of Amendment No. 1 2014 and 2015 Performance Shares Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: June 14, 2016	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Exhibit Index

10.1	Form of Amendment No. 1 2014 and 2015 Performance Shares Agreement.